Exhibit 99.1

FOR IMMEDIATE RELEASE
July 16, 2008

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE SECOND QUARTER 2008.

Earnings Summary
(in thousands except per share data)	2Q 2008	1Q 2008	2Q 2007	6 Months 2008	6 Months 2007
Net income	$8,620	$8,545	$8,858	$17,165	$16,880
Earnings per share	$0.58	$0.57	$0.58	$1.14	$1.11
Earnings per share (diluted)	$0.57	$0.57	$0.57	$1.13	$1.09

Return on average assets	1.19%	1.18%	1.18%	1.19%	1.13%
Return on average equity	11.22%	11.20%	12.16%	11.21%	11.75%
Efficiency ratio	57.25%	56.39%	58.22%	56.82%	61.40%

Dividends declared per share	$0.29	$0.29	$0.27	$0.58	$0.54
Book value per share	$20.43	$20.48	$19.17	$20.43	$19.17

Weighted average shares	14,989	15,000	15,216	14,995	15,203
Weighted average shares (diluted)	15,152	15,116	15,448	15,145	15,421

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the quarter ended June 30, 2008 of $0.58 per basic share, an increase from the $0.57 earned during the quarter ended March 31, 2008 and flat to the $0.58 per basic share earned during the second quarter of 2007.  Earnings for the quarter increased 0.9% to $8.6 million compared to the $8.5 million earned during the first quarter 2008 and decreased 2.7% compared to the $8.9 million earned during the second quarter 2007.  Earnings for the six months ended June 30, 2008 increased to $17.2 million or $1.14 per basic share from the $16.9 million or $1.11 per basic share earned for the first six months of 2007.

Second Quarter 2008 Highlights

❖
CTBI's basic earnings per share for the second quarter 2008 increased 1.8% from prior quarter as the result of a 10.7% increase in noninterest income.  Year-to-date basic earnings per share increased 2.7% from prior year.

❖
The total 100 basis point decline in interest rates that occurred beginning on March 18, 2008 has negatively impacted our net interest margin during the second quarter since 37% of our loans reprice within 30 days.  Our net interest margin decreased 12 basis points from prior quarter but increased 2 basis points from prior year second quarter.

❖
Net interest income decreased $0.6 million from prior quarter and $0.9 million from prior year second quarter.  The decrease in net interest income from prior year second quarter resulted from a $104 million decline in average earning assets as management continues to manage its net interest margin.  Management has utilized the liquidity from its investment portfolio to fund loans and repay $40 million in Federal Home Loan Bank advances while allowing deposits to decline $98.9 million during the past 12 months as loan demand has been curtailed and other investment opportunities have been limited by current economic conditions.

❖
Noninterest income for the quarter increased 10.7% over prior quarter and 7.9% over prior year second quarter with increases in deposit service charges, trust revenue, and the fair value of mortgage servicing rights.  Gains on sales of loans increased from prior year, but decreased from prior quarter.

❖
Noninterest expense for the first six months of 2008 has decreased $3.0 million or 6.9% from prior year primarily due to no accrual for the company-wide incentive-based compensation plan and the 2007 charge from unamortized debt issuance costs with the redemption of trust preferred securities.

❖
Nonperforming loans increased $1.6 million at June 30, 2008 to $44.2 million compared to $42.6 million at prior quarter-end and $23.9 million for prior year quarter ended June 30, 2007.  CTBI experienced a decline in nonperforming loans in its Eastern and Northeastern Regions while nonperforming loans remained relatively flat in the South Central Region and increased in the Central Kentucky Region.  The increase in the Central Kentucky Region is primarily attributable to two borrowers adversely impacted by the continuing weakness in the housing market and the resulting increase in time required by the legal process for movement from foreclosure to liquidation.

❖	Our loan portfolio increased an annualized 3.9% during the quarter with $21.8 million in growth. Loan growth from prior year second quarter was $58.6 million.

❖
Our investment portfolio, which is a source of liquidity to fund loan growth, increased an annualized 6.3% from prior quarter but declined 27.2% from prior year second quarter.  Management has utilized this liquidity in lieu of increased deposit costs (deposits have declined $98.9 million year over year) to support loan growth and for margin management.

❖	Our efficiency ratio was 57.25% for the quarter ended June 30, 2008 compared to 56.39% and 58.22% for the quarters ended March 31, 2008 and June 30, 2007, respectively.

❖	Return on average assets for the quarter was 1.19% compared to 1.18% for both the first quarter 2008 and the quarter ended June 30, 2007.

❖	Return on average equity for the quarter was 11.22% compared to 11.20% for the first quarter 2008 and 12.16% for the quarter ended June 30, 2007.

Net Interest Income

Our quarterly net interest margin decreased 12 basis points from prior quarter; however, the margin increased 2 basis points from prior year second quarter.  Net interest income for the quarter of $25.7 million was a 2.4% decrease from prior quarter and a 3.5% decrease from prior year second quarter.  The yield on average earnings assets decreased 50 basis points from prior quarter and 96 basis points from prior year second quarter in comparison to the 44 basis point and 113 basis point decreases in the cost of interest bearing funds during the same periods.  Average earning assets increased 0.7% from prior quarter but decreased 3.7% from prior year second quarter.

Noninterest Income

Noninterest income for the second quarter 2008 increased 10.7% over prior quarter and 7.9% over prior year second quarter with increases in deposit service charges, trust revenue, and loan related fees.  Gains on sales of loans increased from prior year, but decreased from prior quarter.  The increase in loan related fees resulted from the increase in the fair value of mortgage servicing rights of $0.7 million quarter over quarter and $0.2 million year over year resulting from decreased prepayment speeds and increased interest rates.  Year-to-date noninterest income increased 5.5% over prior year.

Noninterest Expense

Noninterest expense for the quarter increased 2.2% from prior quarter but decreased 2.4% from prior year second quarter.  Year-to-date noninterest expense has decreased 6.9% from prior year primarily due to the 2007 charge from unamortized debt issuance costs with the redemption of trust preferred securities and no accrual for the company-wide incentive-based compensation plan.

Balance Sheet Review

CTBI’s total assets at $2.9 billion declined an annualized 3.6% from prior quarter and 4.1% from the $3.0 billion at June 30, 2007.  Loans outstanding at June 30, 2008 were $2.3 billion reflecting an annualized 3.9% growth during the quarter and a 2.6% growth from June 30, 2007.  CTBI's investment portfolio increased an annualized 6.3% from prior quarter but decreased 27.2% from June 30, 2007 with the majority of the decline consisting of auction rate securities.  Deposits, including repurchase agreements, at $2.4 billion decreased an annualized 5.5% from prior quarter and 3.9% from prior year second quarter as management continued our focus on net interest margin management.

Shareholders’ equity at June 30, 2008 was $306.2 million compared to $306.8 million at March 31, 2008 and $291.7 at June 30, 2007.  CTBI's annualized dividend yield to shareholders as of June 30, 2008 was 4.42%.

Asset Quality

Economic conditions continue to be challenging for both our business and individual customers.  Nonperforming loans increased during the second quarter by $1.6 million.  Nonperforming loans decreased in our Eastern and Northeastern Regions, remained relatively flat in our South Central Region, but increased in our Central Kentucky Region.  Nonperforming loans in this region increased $4.3 million during the second quarter 2008.  The increase in nonperforming loans in the Central Kentucky Region is primarily attributable to two borrowers adversely impacted by the weak real estate market in Central Kentucky which continues to experience the most stress from the current housing crisis.  We are experiencing a cumulative effect in the increase in nonperforming loans as the legal system has increased the time required for movement from foreclosure to sale.  CTBI's total nonperforming loans at June 30, 2008 were $44.2 million compared to $42.6 million at March 31, 2008 and $23.9 million at June 30, 2007, while our 30-89 days past due loans declined 12.4% from $20.0 million to $17.6 million.  All nonperforming commercial loans in excess of $100 thousand are individually reviewed with specific reserves established when appropriate.  We anticipate nonperforming loans to remain higher than recent history as the normal legal collection time period for real estate secured assets has been slowed due to increased volumes in the industry.  Our loan portfolio management processes focus on maintaining appropriate reserves for potential losses.

Foreclosed properties increased during the second quarter 2008 to $9.1 million from the $7.4 million at March 31, 2008 and the $3.9 million at June 30, 2007.  Sales of foreclosed properties during the first six months of 2008 totaled $3.0 million while new foreclosed properties totaled $4.2 million.

Net loan charge-offs for the quarter of $2.2 million, or 0.38% of average loans annualized, was an increase from prior quarter's 0.33% of average loans annualized and the 0.23% for prior year second quarter.  Allocations to loan loss reserve were $2.6 million for the quarter ended June 30, 2008 compared to $2.4 million for the quarter ended March 31, 2008 and $1.8 million for the quarter ended June 30, 2007.  Our loan loss reserve as a percentage of total loans outstanding at June 30, 2008 increased to 1.28% compared to 1.27% at March 31, 2008 and 1.25% at June 30, 2007.  The adequacy of our loan loss reserve is analyzed quarterly and adjusted as necessary.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CTBI of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $2.9 billion, is headquartered in Pikeville, Kentucky and has 71 banking locations across eastern, northeast, central, and south central Kentucky, six banking locations in southern West Virginia, and five trust offices across Kentucky.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2008
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Interest income	$41,670	$44,680	$50,085	$86,350	$99,264
Interest expense	15,988	18,372	23,474	34,360	46,763
Net interest income	25,682	26,308	26,611	51,990	52,501
Loan loss provision	2,648	2,369	1,846	5,017	2,316

Gains on sales of loans	494	546	316	1,040	612
Deposit service charges	5,503	5,099	5,330	10,602	10,134
Trust revenue	1,298	1,191	1,180	2,489	2,379
Loan related fees	1,079	299	867	1,378	1,888
Securities gains	-	(50)	-	(50)	-
Other noninterest income	1,307	1,658	1,281	2,965	2,459
Total noninterest income	9,681	8,743	8,974	18,424	17,472

Personnel expense	10,600	10,711	11,100	21,311	22,214
Occupancy and equipment	2,822	2,679	2,875	5,501	5,864
Amortization of core deposit intangible	159	158	158	317	317
Other noninterest expense	6,862	6,453	6,805	13,315	15,039
Total noninterest expense	20,443	20,001	20,938	40,444	43,434

Net income before taxes	12,272	12,681	12,801	24,953	24,223
Income taxes	3,652	4,136	3,943	7,788	7,343
Net income	$8,620	$8,545	$8,858	$17,165	$16,880

Memo: TEQ interest income	$42,015	$45,047	$50,463	$87,062	$100,034

Average shares outstanding	14,989	15,000	15,216	14,995	15,203
Basic earnings per share	$0.58	$0.57	$0.58	$1.14	$1.11
Diluted earnings per share	$0.57	$0.57	$0.57	$1.13	$1.09
Dividends per share	$0.29	$0.29	$0.27	$0.58	$0.54

Average balances:
Loans, net of unearned income	$2,264,175	$2,239,608	$2,199,233	$2,251,892	$2,182,465
Earning assets	2,697,670	2,679,069	2,801,966	2,688,369	2,788,376
Total assets	2,915,382	2,900,533	3,020,931	2,907,957	3,007,806
Deposits	2,301,477	2,288,910	2,379,683	2,295,194	2,369,237
Interest bearing liabilities	2,137,503	2,142,185	2,275,637	2,139,844	2,268,097
Shareholders' equity	308,969	306,961	292,096	307,965	289,664

Performance ratios:
Return on average assets	1.19%	1.18%	1.18%	1.19%	1.13%
Return on average equity	11.22%	11.20%	12.16%	11.21%	11.75%
Yield on average earning assets (tax equivalent)	6.26%	6.76%	7.22%	6.51%	7.23%
Cost of interest bearing funds (tax equivalent)	3.01%	3.45%	4.14%	3.23%	4.16%
Net interest margin (tax equivalent)	3.88%	4.00%	3.86%	3.94%	3.85%
Efficiency ratio (tax equivalent)	57.25%	56.39%	58.22%	56.82%	61.40%

Loan charge-offs	$2,818	$2,410	$1,843	$5,228	$3,494
Recoveries	(667)	(586)	(608)	(1,253)	(1,340)
Net charge-offs	$2,151	$1,824	$1,235	$3,975	$2,154

Market Price:
High	$31.96	$30.87	$37.98	$31.96	$41.50
Low	26.25	23.38	31.40	23.38	31.40
Close	26.26	29.30	32.30	26.26	32.30

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2008
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2008	March 31, 2008	June 30, 2007
Assets:
Loans, net of unearned	$2,273,646	$2,251,846	$2,215,057
Loan loss reserve	(29,096)	(28,599)	(27,688)
Net loans	2,244,550	2,223,247	2,187,369
Loans held for sale	1,494	1,310	3,899
Securities AFS	306,869	299,831	425,058
Securities HTM	29,296	31,137	36,689
Other equity investments	28,703	28,064	28,038
Other earning assets	10,994	62,049	69,072
Cash and due from banks	84,169	85,414	78,214
Premises and equipment	52,448	52,823	54,369
Goodwill and core deposit intangible	66,658	66,817	67,293
Other assets	53,163	53,792	50,829
Total Assets	$2,878,344	$2,904,484	$3,000,830

Liabilities and Equity:
NOW accounts	$17,939	$18,691	$16,470
Savings deposits	625,574	650,686	669,598
CD's >=$100,000	434,352	439,430	445,725
Other time deposits	752,581	762,727	796,443
Total interest bearing deposits	1,830,446	1,871,534	1,928,236
Noninterest bearing deposits	447,677	434,033	436,702
Total deposits	2,278,123	2,305,567	2,364,938
Repurchase agreements	142,453	148,739	154,531
Other interest bearing liabilities	120,030	110,710	157,871
Noninterest bearing liabilities	31,587	32,619	31,833
Total liabilities	2,572,193	2,597,635	2,709,173
Shareholders' equity	306,151	306,849	291,657
Total Liabilities and Equity	$2,878,344	$2,904,484	$3,000,830

Ending shares outstanding	14,989	14,979	15,217
Memo: Market value of HTM securities	$29,157	$31,384	$35,314

90 days past due loans	$15,651	$14,365	$7,684
Nonaccrual loans	28,501	28,239	16,159
Restructured loans	-	-	43
Foreclosed properties	9,076	7,425	3,898

Tier 1 leverage ratio	10.52%	10.49%	9.71%
Tier 1 risk based ratio	13.40%	13.33%	12.32%
Total risk based ratio	14.65%	14.58%	13.52%
FTE employees	1,006	996	1,012

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2008
(in thousands except per share data and # of employees)

Community Trust Bancorp, Inc. reported earnings for the three and six months ending June 30, 2008 and 2007 as follows:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Net income	$8,620	$8,858	$17,165	$16,880

Basic earnings per share	$0.58	$0.58	$1.14	$1.11

Diluted earnings per share	$0.57	$0.57	$1.13	$1.09

Average shares outstanding	14,989	15,216	14,995	15,203

Total assets (end of period)	$2,878,344	$3,000,830

Return on average equity	11.22%	12.16%	11.21%	11.75%

Return on average assets	1.19%	1.18%	1.19%	1.13%

Provision for loan losses	$2,648	$1,846	$5,017	$2,316

Gains on sales of loans	$494	$316	$1,040	$612